EXHIBIT 10.1

383 Madison Avenue

New York, NY 10179

June 23, 2019

Insight Enterprises, Inc.

Senior Credit Facility

Commitment Letter

Insight Enterprises, Inc.

6820 South Harl Avenue

Tempe, Arizona 85283

Attention: Ms. Glynis Bryan, Chief Financial Officer

Ladies and Gentlemen:

Insight Enterprises, Inc., a Delaware corporation (“Insight” or “you”), has advised JPMorgan Chase Bank, N.A. (“JPMorgan”, “we” or “us”, and together with any other lender that joins this letter and provides a commitment hereunder, each a “Commitment Party”, and, collectively, the “Commitment Parties”), that Insight intends to acquire, directly or indirectly, the Target (as defined on Exhibit A hereto) and consummate the other transactions described on Exhibit A hereto.  You have requested that JPMorgan agree to structure, arrange and syndicate a senior revolving credit facility in an aggregate amount of up to $1,500,000,000 (the “Revolving Facility”), and that JPMorgan commit to provide the entire principal amount of the Revolving Facility and to serve as administrative agent for the Revolving Facility.  Capitalized terms used but not otherwise defined herein are used with the meanings assigned to such terms in the Exhibits hereto.  Insight and its subsidiaries are hereinafter referred to, collectively, as the “Company”.

JPMorgan (together with any other initial lender that becomes a party hereto pursuant to the second proviso in Section 1 hereof, each an “Initial Lender” and, collectively, the “Initial Lenders”) and the other Initial Lenders (if applicable) are pleased to advise you of their several, but not joint, commitment to provide the entire amount of the Revolving Facility (the “Commitment”) upon the terms set forth in this commitment letter (this “Commitment Letter”) and in the Summary of Terms attached hereto as Exhibit B (the “Term Sheet”) and subject solely to the conditions set forth in Exhibit C to this Commitment Letter.

1.	Titles and Roles

It is agreed that (a) JPMorgan will act as the sole and exclusive Administrative Agent for the Revolving Facility (in such capacity, the “Administrative Agent”), (b) JPMorgan will act as a bookrunner for the Revolving Facility (together with any other bookrunners appointed pursuant to this paragraph, each a “Bookrunner” and, collectively, the “Bookrunners”), and (c) JPMorgan will act as a joint lead arranger for the Revolving Facility (together with any other joint lead arrangers appointed pursuant to this paragraph, each a “Lead Arranger” and, collectively with the Bookrunners, the “Lead Arrangers”); provided that you agree that JPMorgan may perform its responsibilities hereunder through its affiliate, J.P. Morgan Securities LLC.  It is further agreed that in any Information Materials (as defined below) and all other offering or marketing materials in respect of the Revolving Facility, JPMorgan shall have “left side” designation and

DB1/ 102305437.15

shall appear on the top left and shall hold the leading role and responsibility customarily associated with such “top left” placement.  You agree that no other agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter, the Term Sheet and the other exhibits to this Commitment Letter and the Fee Letters referred to below) will be paid to any Lender (as defined below) in order to obtain its commitment to participate in the Revolving Facility unless you and we shall so agree; provided that on or prior to the date that is 15 business days after the date hereof, you may appoint up to 2 additional joint lead arrangers and bookrunners for the Revolving Facility and award such joint lead arrangers additional agent or co-agent titles (other than the titles of Administrative Agent or Collateral Agent) in a manner and with economics determined by you in consultation with the Lead Arrangers (it being understood that, to the extent you appoint additional agents, co-agents or arrangers or confer other titles in respect of the Revolving Facility, such financial institution or affiliates thereof shall commit to providing a percentage of the aggregate principal amount of the Revolving Facility at least commensurate with the economics and fees awarded to such financial institution and its affiliates with respect to the Revolving Facility, and the commitments of the other Initial Lenders in respect of the Revolving Facility will be reduced by the amount of the commitments of such appointed entities (or their relevant affiliates in respect of the Revolving Facility), with such reduction allocated to reduce the commitments of the other Initial Lenders at such time on a pro rata basis according to the respective amounts of their commitments, upon the execution by such financial institution (and any relevant affiliate) of customary joinder documentation and, thereafter, each such financial institution (and any relevant affiliate) shall constitute a “Commitment Party” and a “Lead Arranger” hereunder and it or its relevant affiliate providing such commitment shall constitute an “Initial Lender” hereunder); provided, further, that in no event shall JPMorgan receive, in the aggregate, less than 60% of the economics with respect to the Revolving Facility.

2.	Syndication

The Lead Arrangers reserve the right, prior to or after the Closing Date, to syndicate all or a portion of the Initial Lenders’ respective commitments hereunder to a group of banks and financial institutions (together with the Initial Lenders and excluding any Disqualified Institution (as defined below), the “Lenders”) identified by the Lead Arrangers and reasonably acceptable to you, in each case excluding (a) any person that is (directly or through a controlled subsidiary) a competitor of the Company or the Target that is separately identified in writing by you to us (or, if after the Syndication Date (as defined below), that is identified to the Administrative Agent in writing by you) from time to time prior to the date the Lead Arrangers commence the syndication of the Revolving Facility or after the Syndication Date, or (b) any affiliate of any person identified in clause (a) (other than any affiliate that is a bona fide debt fund or investment vehicle that is engaged primarily in making, purchasing, holding or otherwise investing in loans, commitments and similar extensions of credit in the ordinary course of business for financial investment purposes and with respect to which no personnel involved with the investment in the relevant competitor, or the management, control or operation thereof, directly or indirectly, possesses the power to direct or cause the investment policies of such fund, vehicle or entity) that is (i) identified in writing by you from time to time after the Syndication Date or (ii) clearly identifiable as an affiliate solely on the basis of the similarity of its name (any such person in clause (a) or (b) above, a “Disqualified Institution”), which designation shall not have retroactive effect to any prior assignment to any Lender permitted hereunder or under the Credit Documentation (as defined in Exhibit B hereto) (but further assignments and participations shall be prohibited); provided that any addition to the Disqualified Institutions made in accordance with this paragraph shall not be effective until the 3rd business day following the Administrative Agent’s receipt of your written notice of such addition. JPMorgan as a Lead Arranger intends to commence syndication efforts promptly upon the execution of this Commitment Letter; provided that, notwithstanding the Lead Arrangers’ right to syndicate the Revolving Facility (subject to the limitations contained herein) and receive commitments with respect thereto, (a) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Revolving Facility on the Closing Date) in connection with any syndication, assignment or participation of the Revolving Facility, including its commitments in respect thereof, until after the initial funding under the Revolving Facility on the Closing Date has occurred, (b) no assignment or novation shall become effective (as between you and the Initial Lenders) with respect to all or any portion of any Initial Lender’s commitments in respect of the Revolving Facility until the initial funding of the Revolving Facility has occurred and (c) unless you otherwise agree in writing, each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Revolving Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the initial funding under the Revolving Facility on the Closing Date has occurred; provided that the preceding clauses (a) through (c) shall not apply to any reduction of commitments in connection with the appointment of any additional lead arranger pursuant to Section 1 above.  Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letters (but without limiting your obligations to assist with syndication efforts as set forth herein), it is understood that the Initial Lenders’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Revolving Facility and in no event shall the commencement or successful completion of syndication of the Revolving Facility constitute a condition to the availability of the Revolving Facility on the Closing Date.

Until the earlier of (i) the date upon which a Successful Syndication (as defined in the Joint Fee Letter referred to below) is achieved and (ii) 30 calendar days following the Closing Date (such later date, the “Syndication Date”), you agree to assist the Lead Arrangers in completing a syndication of the Revolving Facility that is reasonably satisfactory to us and you.  Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit from your existing lending relationships, (b) facilitating direct contact between appropriate members of senior management and advisors of Insight (and, subject to the extent provided for in the Merger Agreement as in effect on the date hereof, using your commercially reasonable efforts to arrange for direct contact among appropriate members of senior management of Target Parent (as defined below)) and the proposed Lenders, (c) the hosting, with the Lead Arrangers, of one meeting (which may be a conference call) of prospective Lenders at a time and location to be mutually agreed upon (and, subject to the extent provided for in the Merger Agreement as in effect on the date hereof, your using commercially reasonable efforts to cause the appropriate senior management of Target Parent to be available for such meeting or conference call), (d) as set forth in the next paragraph, your assistance (and, subject to the extent provided for in the Merger Agreement as in effect on the date hereof, your using your commercially reasonable efforts to cause Target Parent to assist) in the preparation of customary marketing materials (including a customary confidential information memorandum) reasonably requested by the Lead Arrangers to be used in connection with the syndication of the Revolving Facility (collectively with the Term Sheet, the “Information Materials”), and (e) prior to the Closing Date, ensuring that there being no competing issues, offerings or placements of debt securities or commercial bank or other credit facilities by or on behalf of the Company (and, subject to the extent provided for in the Merger Agreement as in effect on the date hereof, your using commercially reasonable efforts to ensure there are no competing issues, offerings or placements of debt securities or commercial bank or other credit facilities by or on behalf of the Target) being offered, placed, arranged or announced (other than the Revolving Facility and the replacements, extensions and renewals of existing indebtedness that matures prior to the Closing Date, the refinancing of Insight’s and the Target’s existing inventory financing facilities, any convertible debt facility, amendment of the Existing Target Credit Agreement (as defined in Exhibit A hereto) to extend the maturity date thereunder, or any other indebtedness of the Target permitted to be incurred pursuant to the Merger Agreement) without the consent of the Lead Arrangers, if such issuance, offering, placement or arrangement would reasonably be expected to materially impair the primary syndication of the Revolving Facility (it being understood that any borrowings under any existing credit facilities of the Company or the Target and other debt incurred in the ordinary course of business by the Company or the Target, including, without limitation, deferred purchase obligations, intercompany debt, capital leases, and purchase money and equipment financings, will not materially impair the syndication of the Revolving Facility). Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letters, (i) you will not be required to provide any information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation or any confidentiality obligation binding on the Company or the Target and/or any of their respective affiliates (provided that in the event that you do not provide information in reliance on this clause (i), you shall provide notice to the Lead Arrangers that such information is being withheld and you shall use your commercially reasonable efforts to (1) communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege and/or (2) seek to obtain any necessary waivers in order to disclose such information (other than to the extent limited by attorney-client privilege)) and (ii) the financial statements identified in paragraph 6 of Exhibit C to this Commitment Letter are the only historical financial statements that will be required in connection with the syndication of the Revolving Facility.  You hereby authorize the Commitment Parties to download copies of the Company’s (and, subject to the extent provided for in the Merger Agreement  as in effect on the date hereof, you will use your commercially reasonable efforts to cause Target Parent to authorize the Commitment Parties to download copies of the Target’s) trademark logos from its website and post copies thereof and any Information Materials to a deal site on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Lead Arrangers to be its electronic transmission system (an “Electronic Platform”) established by the Lead Arrangers to syndicate the Revolving Facility, and to use the Company’s (and, subject to the extent provided for in the Merger Agreement as in effect on the date hereof, you will use your commercially reasonable efforts to cause Target Parent to authorize the Commitment Parties to use the Target’s) trademark logos on any confidential information memorandum, presentations and other marketing materials prepared in connection with the syndication of the Revolving Facility or, with your consent (which consent not to be unreasonably withheld, conditioned or delayed), in any advertisements that we may place after the closing of the Revolving Facility in financial and other newspapers, journals, the World Wide Web, home page or otherwise, at their own expense describing its services to the Borrowers hereunder.  You also understand and acknowledge that we may provide to market data collectors, such as league table, or other service providers to the lending industry, customary information regarding the closing date, size, type, purpose of, and parties to, the Revolving Facility.

At our request, you will (and, subject to the extent provided for in the Merger Agreement as in effect on the date hereof, will use your commercially reasonable efforts to cause Target Parent to) assist the Lead Arrangers in preparing and delivering Information Materials, including but not limited to a customary confidential information memorandum, customary lender slides and customary borrower authorization letters, for distribution to prospective Lenders.

The Lead Arrangers, in their capacities as such, will manage, in consultation with you, all aspects of any syndication of the Revolving Facility, including decisions as to the selection of institutions to be approached (subject to your consent rights described in this Section 2 and subject to the exclusion of Disqualified Institutions) and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to your consent rights described in this Section 2 and subject to the exclusion of Disqualified Institutions), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders.  No Lead Arranger (solely in its capacity as such) will have responsibility other than to arrange the syndication as set forth herein and is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the arrangement of the Revolving Facility (including in connection with determining the terms of the Revolving Facility) and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person.

3.	Information

To assist the Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide to the Lead Arrangers all information with respect to the Company and the Target and the transactions contemplated hereby, including all customary financial information and projections (the “Projections”), as the Lead Arrangers may reasonably request in connection with the arrangement and syndication of the Revolving Facility.  You hereby represent that (in the case of information regarding the Target prior to the Closing Date, to your knowledge) (but the accuracy of which representations shall not be a condition to the Commitment hereunder or the initial funding of the Revolving Facility on the Closing Date) (a) all written information other than the Projections, any third-party memoranda or reports furnished concerning you or Target Parent or your or its respective affiliates and information of a general economic or industry specific nature and other forward looking information (the “Information”) that has been or will be made available to any Commitment Party by the Company, the Target or any of their respective representatives in connection with the transactions contemplated hereby, when taken as a whole, is or will be, when furnished to such Commitment Party, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates) and (b) the Projections that have been or will be made available to any Commitment Party by you or any of your representatives  in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time prepared (it being recognized by the Commitment Parties that such Projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond your control, that no assurance can be given that any particular projections will be realized, that actual results may differ from projected results and that such differences may be material). If, at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence would not be accurate and complete in any material respect if the Information or Projections were being furnished, and such representations and warranties were being made, at such time, then you will (or prior to the Closing Date, with respect to Information and Projections concerning the Target, you will use commercially reasonable efforts to) promptly supplement the Information and/or Projections so that (to your knowledge with respect to the Target) the representations and warranties contained in this paragraph remain accurate and complete in all material respects under those circumstances.  You understand that in arranging and syndicating the Revolving Facility, the Lead Arrangers may use and rely on the Information and Projections without independent verification thereof. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letters, it is understood and agreed that none of the making of any representation or warranty under this Section 3, the provision of any supplement to any Information or the Projections, nor the accuracy of any such representation, warranty or supplement shall constitute a condition precedent to the Commitment hereunder or the initial funding of the Revolving Facility on the Closing Date.

4.	Fees

As consideration for the commitments of the Initial Lenders hereunder and for the agreement of the Lead Arrangers and the Administrative Agent to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheet (or any other exhibit to this Commitment Letter) and in (a) the Joint Fee Letter dated the date hereof and delivered herewith by you with respect to the Revolving Facility (the “Joint Fee Letter”) and (b) the Administrative Agent Fee Letter dated the date hereof and delivered herewith by you with respect to the Revolving Facility (the “Administrative Agent Fee Letter”; and together with the Joint Fee Letter, the “Fee Letters”), in each case if and to the extent payable. Once paid, such fees shall not be refundable under any circumstances except as otherwise expressly agreed in writing.

All fees payable hereunder and under the Fee Letters shall be paid in immediately available funds in United States dollars and shall not be subject to reduction by way of withholding, setoff or counterclaim or be otherwise affected by any claim or dispute related to any other matter.  In addition, all fees payable hereunder and under the Fee Letters shall be paid without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, except as required by applicable law (and in such event, will be grossed up by you for such amounts in accordance with the Credit Documentation).

5.	Limited Conditionality.

Notwithstanding anything in this Commitment Letter, the Term Sheet (or any other exhibit to this Commitment Letter), the Credit Documentation or any other letter agreement or other undertaking concerning the Revolving Facility to the contrary, (a) the only representations and warranties relating to the Company, the Target and their respective businesses, the accuracy of which shall be a condition to the availability of the Revolving Facility on the Closing Date shall be (i) such of the representations and warranties made by or on behalf of the Target or its business in the Agreement and Plan of Merger, dated as of the date hereof, by and among you, Trojan Acquisition Corp., a Delaware corporation, and Target Parent (together with the exhibits and disclosure schedules thereto, the “Merger Agreement”), as are material to the interests of the Initial Lenders, but only to the extent that you or your affiliates have a right (determined without regard to any notice requirement) not to consummate the transactions contemplated by the Merger Agreement or to terminate your (or their) obligations under the Merger Agreement as a result of a breach of such representations and warranties (to such extent, the “Specified Merger Agreement Representations”), and (ii) the Specified Representations (as defined below), (b) the terms of the Credit Documentation shall be in a form such that they do not impair the availability or initial funding of the Revolving Facility on the Closing Date if the conditions set forth on Exhibit C hereto are satisfied (or waived by the Initial Lenders) (it being understood that, to the extent any collateral is not or cannot be provided on the Closing Date after your use of commercially reasonable efforts to do so (other than the filing of (1) Uniform Commercial Code financing statements in respect of any Loan Party organized or incorporated in the United States, (2) form MR01 with the Registrar of Companies House in respect of any Loan Party organized or incorporated in the United Kingdom, and (3) Personal Property Security Act (of the relevant provinces, “PPSA”) financing statements and hypothecary filings in respect of any Loan Party organized or incorporated in Canada), the providing of such collateral (including the creation or perfection of any security interests on such collateral) shall not constitute a condition precedent to the availability of the Revolving Facility on the Closing Date but instead shall be required to be provided within 90 days after the Closing Date (subject to extensions agreed to by the Administrative Agent in its sole discretion), and (c) the only conditions (express or implied) to the availability of the Revolving Facility on the Closing Date are those expressly set forth on Exhibit C hereto (and such conditions shall be subject in all respects to the provisions of this paragraph) and upon satisfaction (or waiver by the Initial Lenders) of the conditions set forth on Exhibit C hereto, the initial funding of the Revolving Facility shall occur.

For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheet and made by the Loan Parties in the Credit Documentation relating to corporate or other organizational existence of the Loan Parties; power and authority of the Loan Parties, due authorization, execution and delivery by the Loan Parties of, and enforceability of, the Credit Documentation; non-contravention of the Credit Documentation with the Loan Parties’ governing documents; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrowers and their subsidiaries on a consolidated basis (with solvency to be defined in a manner consistent with the certificate attached as Annex I to Exhibit C hereto); Federal Reserve Bank margin regulations; the Investment Company Act; use of proceeds not violating the Patriot Act, OFAC, FCPA, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (“Proceeds of Crime Act”); anti-corruption laws and sanctions and other anti-terrorism, anti-bribery and anti-money laundering laws; and, subject to the provisions of this Section 5, the creation and perfection of the security interests granted in the collateral as of the Closing Date (subject to customary permitted liens to be agreed).  This Section 5 and the provisions contained herein shall be referred to as the “Limited Conditionality Provision”.

6.	Indemnity

To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letters and to proceed with the documentation of the Revolving Facility, you agree (a) to indemnify and hold harmless each Commitment Party, their respective affiliates and their respective officers, directors, employees, advisors, and agents (each, an “indemnified person”) from and against any and all losses (excluding lost profits), claims, damages, liabilities and related expenses to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Revolving Facility, the use of the proceeds thereof or any of the Transactions or any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing (including in relation to enforcing the terms of this paragraph) (each, a “Proceeding”), regardless of whether any indemnified person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each indemnified person within 30 days after receipt of written demand (together with reasonably detailed backup documentation) for any reasonable and documented out-of-pocket legal or other expenses (such legal expenses to be limited  to one outside counsel for all indemnified persons and, if reasonably necessary, a single local counsel for all indemnified persons in each jurisdiction for which local counsel is reasonably deemed necessary and, in the case of an actual or perceived conflict of interest, one special counsel to each group of similarly situated indemnified persons affected by such conflict where such group notifies you of such conflict and thereafter retains such counsel) incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to (i) arise or result from (A) the willful misconduct, bad faith or gross negligence of such indemnified person or any Related Person (as defined below) of such indemnified person or (B) a material breach of such indemnified person or any of such indemnified person’s affiliates under this Commitment Letter, the Fee Letters or the Credit Documentation, or (ii) have not resulted from an act or omission by you or any of your affiliates and have been brought by an indemnified person against any other indemnified person (other than any claims against such Commitment Party in its capacity or in fulfilling its role as an arranger or agent or any similar role hereunder), and (b) to reimburse each Commitment Party and its affiliates for all reasonable and documented out-of-pocket expenses of the Commitment Parties (including reasonable and documented due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel (to be limited to the legal fees of the counsel to the Commitment Parties identified in the Term Sheet and a single local counsel to the Commitment Parties in each relevant jurisdiction that is engaged in consultation with you)) incurred in connection with the Revolving Facility and any related documentation (including this Commitment Letter, the Term Sheet (or any other exhibit to this Commitment Letter), the Fee Letters and the Credit Documentation) or the administration, amendment, modification or waiver thereof, in each case, within 30 days upon presentation of a summary statement (together with reasonably detailed backup documentation).  Notwithstanding any other provision of this Commitment Letter, it is agreed that none of you (or any of your affiliates) or any indemnified person shall be liable for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits) in connection with this Commitment Letter, the Fee Letters or with respect to any activities related to the Revolving Facility, including the preparation of this Commitment Letter (and the exhibits thereto), the Fee Letter and the Credit Documentation (it being understood that you shall be liable for any special, indirect, consequential or punitive damages required to be paid by any indemnified person to any third party in connection with this Commitment Letter, the Fee Letters or with respect to any activities related to the Revolving Facility, including the preparation of this Commitment Letter (and the exhibits thereto), the Fee Letter and the Credit Documentation).

No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, including an Electronic Platform or otherwise via the internet, except to the extent any such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of, or material breach of this Commitment Letter (or the Term Sheet or other exhibits hereto) or the Credit Documentation by, such indemnified person (or any of its Related Persons).

You shall not be liable for any settlement of any Proceeding (or expenses related thereto) effected without your written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent, or if there is a final judgment in any such Proceeding, you agree to indemnify and hold harmless each indemnified person to the extent and in the manner set forth above. You shall not, without the prior written consent of an indemnified person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened (in writing) Proceedings against an indemnified person in respect of which indemnity could have been sought hereunder by such indemnified person unless (a) such settlement includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability on claims that are the subject matter of such Proceeding and (b) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person or any injunctive relief or other non-monetary remedy.

If an indemnifying party has reimbursed any indemnified person for any legal or other expenses, and there is a final and non-appealable determination by a court of competent jurisdiction that the indemnified person was not entitled to indemnification or contribution rights with respect to such payment pursuant to this Section 6, then the indemnified person shall promptly refund such amount.

It is further agreed that the Initial Lenders shall be liable in respect of their respective commitments to the Revolving Facility on a several, and not joint, basis with any other Initial Lender, and no Initial Lender shall be responsible for the commitment of any other Initial Lender.

For purposes hereof, a “Related Person” of an indemnified person means (1) any controlling person or controlled affiliate of such indemnified person, (2) the respective directors, officers, or employees of such indemnified person or any of its controlling persons or controlled affiliates and (3) the respective agents of such indemnified person or any of its controlling persons or controlled affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such indemnified person, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate in this sentence pertains to a controlled affiliate involved in the negotiation or syndication of this Commitment Letter and the Revolving Facility.

7.	Affiliate Activities, Sharing of Information, Absence of Fiduciary Relationships

Each Commitment Party may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits, and be subject to the obligations, of such Commitment Party hereunder.  The Commitment Parties shall be responsible for their affiliates’ failure to comply with such obligations under this Commitment Letter.

You acknowledge that the Commitment Parties and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise.  The Commitment Parties will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by Commitment Parties of services for other companies, and the Commitment Parties will not furnish any such information to other companies.  You also acknowledge that the Commitment Parties have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

You agree that the Commitment Parties will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Parties and you and your respective equity holders or your and their respective affiliates.  You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter are arm’s-length commercial transactions between the Commitment Parties and, if applicable, its affiliates, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction the Commitment Parties and, if applicable, its affiliates, is acting solely as a principal and has not been, is not and will not be acting as an advisor, agent or fiduciary of you, your management, equity holders, creditors, affiliates or any other person and (iii) the Commitment Parties and, if applicable, their respective affiliates, have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you or your affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Commitment Parties or any of their respective affiliates have advised or is currently advising you or your affiliates on other matters) except the obligations expressly set forth in this Commitment Letter.  You further acknowledge and agree that (i) you are responsible for making your own independent judgment with respect to such transactions contemplated by this Commitment Letter and the process leading thereto, (ii) you are capable of evaluating and understand and accept the terms, risks and conditions of the transactions contemplated hereby, and the Commitment Parties shall have no responsibility or liability to you with respect thereto, and (iii) the Lead Arrangers are not advising the Borrowers as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction, and you shall consult with your own advisors concerning such matters to the extent you deem appropriate and you shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby.  Any review by the Commitment Parties of the Company, the Target, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Commitment Parties and shall not be on behalf of the Borrowers.  You agree that you will not assert any claim against the Commitment Parties based on an alleged breach of fiduciary duty by the Commitment Parties in connection with this Commitment Letter and the transactions contemplated hereby.

You further acknowledge that each Commitment Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, each Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Company, the Target and other companies with which the Company or the Target may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any Commitment Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

8.	Confidentiality

You agree that neither this Commitment Letter or any Fee Letter nor any of their contents shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person without our prior written consent (not to be unreasonably withheld, conditioned or delayed), except (a) as may be required (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case you agree to use commercially reasonable efforts to inform us promptly thereof prior to such disclosure to the extent practicable and not prohibited by law, rule or regulation), and (ii) upon the request or demand of any regulatory authority having jurisdiction over you, the Target or any of your or its respective affiliates (in which case you agree, to the extent practicable and not prohibited by applicable law, to inform us promptly thereof prior to disclosure), (b) to your subsidiaries, the Target, and to your and its respective directors, officers, employees, affiliates, agents and advisors, legal counsel and accountants, in each case on a confidential and “need-to-know” basis (provided, that until after the Closing Date, with respect to the Target or its directors, officers, employees, affiliates, agents and advisors, legal counsel and accountants, any disclosure of the Fee Letters or its contents shall be redacted in a manner reasonably acceptable to us in respect of provisions therein relating to pricing, fees, “market flex” and other economic terms of the Revolving Facility) and only in connection with the Transactions, (c) you may disclose this Commitment Letter (including the Term Sheet and the other exhibits hereto) to potential Lenders (but not the Fee Letters or the contents thereof (other than Upfront Fees); provided that disclosure of the Joint Fee Letter to potential Lenders shall be permitted to the extent in contemplation of adding such Lenders as additional agents, co-agents or lead arrangers pursuant to Section 1 hereof), (d) you may disclose this Commitment Letter (including the Term Sheet and the other exhibits hereto) (but not the Fee Letters) to the extent information contained herein becomes publicly available other than by reason of an improper disclosure by you in violation of this paragraph, (e) you may disclose the aggregate fee amounts contained in the Fee Letters as part of projections, pro forma information or a disclosure of aggregate sources and uses provided in connection with the Transactions and (f) in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter (including the Term Sheet and the other exhibits hereto), the Fee Letters and/or the Credit Documentation.  In addition, this Commitment Letter (but not the Fee Letters or the contents thereof other than (i) the existence thereof and the contents thereof with respect to fees generally in the aggregate as part of projections and pro forma information, and (ii) a generic disclosure of aggregate sources and uses to the extent customary in marketing materials and other disclosures) may be disclosed (A) in any proxy statement or similar public filing related to the Merger, and (B) to the seller under the Merger Agreement on a confidential and “need-to-know” basis and only in connection with the Transactions.  The foregoing restrictions (but not in respect of the Fee Letters and their respective contents) shall cease to apply one year after the date hereof.

Each Commitment Party will treat all non-public information provided to it by or on behalf of you in connection with the transactions contemplated hereby (including any information obtained by it based on a review of any books and records relating to the Company or the Target or any of their respective affiliates) confidentially and shall not publish, disclose or otherwise divulge, such information; provided that nothing herein shall prevent any Commitment Party and its affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation, subpoena or compulsory legal process or upon the request or demand of any regulatory authority (including any self-regulatory authority) or other governmental authority purporting to have jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law or regulation, to inform you promptly thereof prior to disclosure), (b) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates in violation of any confidentiality obligations owing to you hereunder, (c) to the extent that such information is received by such Commitment Party from a third party that is not, to such Commitment Party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to you with respect to such information, (d) to the extent that such information is independently developed by such Commitment Party or any of its affiliates, (e) to such Commitment Party’s affiliates and their and their respective employees, directors, officers, independent auditors, rating agencies, professional advisors and other experts or agents who need to know such information in connection with the transactions contemplated hereby and who are informed of the confidential nature of such information (with such Commitment Party responsible for its affiliates’ compliance with this paragraph), (f) in connection with the exercise of any remedies hereunder or under the Fee Letters or any suit, action or proceeding relating to this Commitment Letter, the Fee Letters or the Revolving Facility, (g) to prospective Lenders, hedge providers, participants or assignees other than any Disqualified Institution (collectively, “Prospective Parties”); provided that for purposes of clause (g) above, the disclosure of any such information to any Prospective Party shall be made subject to such Prospective Party’s written agreement to treat such information confidentially on substantially the terms set forth in this paragraph.  If the Revolving Facility closes, the Commitment Parties’ obligations under this paragraph shall terminate and be superseded by the confidentiality provisions in the Credit Documentation.  Otherwise, the provisions of this paragraph shall expire one year after the date hereof.

9.	Miscellaneous

This Commitment Letter and the Commitment of the Initial Lenders (a) shall not be assignable by (x) you (other than to the other Borrowers) without the prior written consent of each other party hereto or (y) any Commitment Party without your prior written consent (except to the extent provided in Section 1 with respect to the appointment of additional agents, co-agents or lead arrangers) (and any purported assignment without such consent shall be null and void), and (b) is intended to be solely for the benefit of the parties hereto (and the other Borrowers) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.  The Commitment Parties reserve the right to employ the services of their affiliates or branches in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates or branches certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, the Commitment Parties hereunder (it being understood that we will not thereby be relieved of any of our obligations hereunder prior to the initial funding of the Revolving Facility).  This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each of the Commitment Parties.  This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.   This Commitment Letter, the Expense Reimbursement Letter dated as of February 14, 2019, between you and JPMorgan, and the Fee Letters are the only agreements that have been entered into among the parties hereto with respect to the Revolving Facility and set forth the entire understanding of the parties with respect thereto.

This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York; provided, that, notwithstanding the preceding sentence and the governing law provisions of the Fee Letters, it is understood and agreed that (a) the interpretation of the definition of “Material Adverse Effect” (and whether or not a Material Adverse Effect has occurred), (b) the determination of the accuracy of any Specified Merger Agreement Representation and whether as a result of any inaccuracy thereof you or your applicable affiliate has the right to terminate your or its obligations under the Merger Agreement or to decline to consummate the Merger and (c) the determination of whether the Merger has been consummated in accordance with the terms of the Merger Agreement and, in any case, claims or disputes arising out of any such interpretation or determination or any aspect thereof, in each case, shall be governed by, and construed and interpreted in accordance with, the laws of the state of Delaware without regard to the conflict of law principles thereof to the extent that such principles would direct a matter to another jurisdiction.  You consent to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan).  Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in any legal proceeding arising out of or relating to this Commitment

Letter, the Term Sheet (or any other exhibit to this Commitment Letter), the Fee Letters or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory) and (b) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the federal or state courts located in the City of New York, Borough of Manhattan.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”) and the Proceeds of Crime Act, it and its affiliates are required to obtain, verify and record information that identifies the Loan Parties (including a certificate regarding beneficial ownership required by 31 C.F.R. §1010.230), which information includes the name, address, tax identification number and other information regarding the Loan Parties that will allow each of us and the Lenders to identify the Loan Parties in accordance with the Patriot Act and the Proceeds of Crime Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective for us and each of the Lenders and each of our and their respective affiliates.  You agree to use commercially reasonable efforts to cause Target Parent to provide to each of the Lenders, prior to the Closing Date, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Proceeds of Crime Act to the extent requested by such Lender in writing.

The compensation (if applicable in accordance with the terms hereof and the Fee Letters), reimbursement (if applicable), indemnification, jurisdiction, governing law, venue, waiver of jury trial, syndication, absence of fiduciary relationships and confidentiality provisions contained herein and in the Fee Letters shall remain in full force and effect regardless of whether definitive documentation relating to the Revolving Facility shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Commitment Parties’ commitments hereunder; provided that your obligations under this Commitment Letter (other than your obligations with respect to (a) assistance to be provided in connection with the syndication thereof (including supplementing and/or correcting Information and Projections), which shall terminate on the later of the Closing Date and the Syndication Date and (b) confidentiality of this Commitment Letter, the Fee Letters and the contents thereof, respectively, which shall terminate as set forth herein) shall automatically terminate and be superseded by the provisions of the Credit Documentation upon the initial funding thereunder.  You may terminate this Commitment Letter and/or reduce the Initial Lenders’ commitments (on a pro rata basis among the Initial Lenders) with respect to the Revolving Facility (or a portion thereof) hereunder at any time subject to the provisions of the preceding sentence and subject to your continuing obligations under the Joint Fee Letter.

Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

You hereby authorize each of the Commitment Parties, at their sole expense, but without any prior approval by the Borrowers, to publish such tombstones and give such other similar customary publicity to the Revolving Facility as they may from time to time determine in their sole discretion after the Closing Date.  The foregoing authorization shall remain in effect unless you notify the Commitment Parties in writing that such authorization is revoked.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letters by returning to us executed counterparts hereof and of the Fee Letters not later than 11:59 p.m., Pacific time, on June 23, 2019.  JPMorgan’s commitment and its agreements herein will expire at such time in the event JPMorgan has not received such executed counterparts in accordance with the immediately preceding sentence.  If you do so execute and deliver to us this Commitment Letter and the Fee Letters at or prior to such time, this Commitment Letter shall terminate at the earliest of (i) after execution of the Merger Agreement and prior to the consummation of the Transactions, the termination of the Merger Agreement by you in a signed writing in accordance with its terms (or your written confirmation or public announcement thereof), (ii) the consummation of the Merger without the funding of the Revolving Facility, (iii) the execution and delivery by the Initial Lenders and the Administrative Agent of the Credit Documentation consistent with this Commitment Letter, the Term Sheet, and the other exhibits hereto, and (iv) 11:59 p.m., Pacific time, on the date that is 5 business days after the Outside Date (as defined in the Merger Agreement as of the date hereof) (such earliest time, the “Expiration Date”); provided that the termination of any commitment or this Commitment Letter pursuant to this sentence does not prejudice your rights and remedies in respect of any breach of this Commitment Letter that occurred prior to any such termination.  Upon the occurrence of any of the events referred to in the preceding sentence, this Commitment Letter and the commitments of the Commitment Parties hereunder and the agreement of the Commitment Parties to provide the services described herein shall automatically terminate unless each of Commitment Parties shall, in its sole discretion, agree to an extension in writing.

Each of the parties hereto agrees that each of this Commitment Letter and each Fee Letter is a binding and enforceable agreement with respect to the subject matter herein or therein (including an obligation to negotiate in good faith); it being acknowledged and agreed that the availability and initial funding of the Revolving Facility on the Closing Date are subject only to those conditions set forth on Exhibit C hereto; provided that nothing contained in this Commitment Letter obligates you or any of your affiliates to consummate any portion of the Transactions.

[Signature Pages Follow]

JPMorgan is pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By: /s/ Caitlin R. Stewart

       Name: Caitlin R. Stewart

       Title: Executive Director

Signature Page to Commitment Letter

Accepted and agreed to as of

the date first written above by:

INSIGHT ENTERPRISES, INC.

By: /s/ Glynis Bryan

       Name: Glynis Bryan

       Title: Chief Financial Officer

Signature Page to Commitment Letter

Exhibit A

Transaction Summary

Insight Enterprises, Inc., a Delaware corporation (“Insight”), intends, directly or indirectly, to acquire by merger (the “Merger”) PCM, Inc., a Delaware corporation (“Target Parent”), and its subsidiaries (collectively, the “Target”), all as set forth in the Merger Agreement.

In connection therewith, it is intended that prior to, or substantially contemporaneously with the consummation of, the Merger, all Existing Indebtedness (as defined below) will be repaid, redeemed, defeased, discharged or terminated and, as applicable, all commitments, guarantees, liens and security interests thereunder will be terminated (or customary arrangements reasonably satisfactory to the Lead Arrangers for such termination shall have been made) (the “Refinancing”).

The transactions described above, along with the closing of the Revolving Facility described in the Commitment Letter, are collectively referred to as the “Transactions”.  For purposes of the Commitment Letter and the Fee Letters, “Closing Date” shall mean the date of the consummation of the Merger and the satisfaction or waiver by the Administrative Agent of the conditions set forth on Exhibit C.

For purposes hereof, “Existing Indebtedness” means outstanding loans, commitments and notes under: (a) the Fifth Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, supplemented or otherwise modified and in effect immediately prior to the Closing Date, the “Existing Target Credit Agreement”), by and among PCM, Inc., PCM Sales, Inc., PCM Logistics, LLC, PCMG, Inc., M2 Marketplace, Inc., Abreon, Inc., Cross Line Products, Inc., PCM BPO, LLC, En Pointe Technologies Sales, LLC, Onsale Holdings, Inc., PCM Services, LLC, Stratiform USA, LLC, PCM Sales Canada, Inc., Acrodex Inc., Stratiform Inc., and PCM Technology Solutions UK, LTD, as borrowers, Wells Fargo Capital Finance, LLC,  as administrative and collateral agent for the lenders party thereto, and the lenders and other parties party thereto; (b) the Fourth Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, supplemented or otherwise modified and in effect immediately prior to the Closing Date), among Insight, the lenders and other parties party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent; (c) the Receivables Purchase Agreement, dated as of December 31, 2002 (as amended, supplemented or otherwise modified and in effect immediately prior to the Closing Date), among Insight Receivables, LLC, Insight, Jupiter Securitization Corporation, Bank One N.A., and the entities party thereto from time to time as financial institutions; (d) the Credit Agreement, dated as of July 7, 2016 (as amended, supplemented or otherwise modified and in effect immediately prior to the Closing Date), by and between Castle Pines Capital LLC, and PCM, Inc., as reseller; and (e) the Second Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, supplemented or otherwise modified and in effect immediately prior to the Closing Date), by and among Calence, LLC, Insight Direct USA, Inc. and Insight Public Sector, Inc., as resellers, Castle Pines Capital LLC, as administrative agent, Wells Fargo Capital Finance, LLC, as collateral agent, syndication agent and administrative agent, and the lenders party thereto.

Exhibit A